UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 17, 2007
ABLEST INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10893 (Commission File Number)	65-0978462 (IRS Employer Identification No)

1511 N. Westshore Blvd., Suite 900, Tampa, Florida	33607
(Address of principal executive offices)	(Zip Code)
(Registrant’s telephone number, including area code): (813) 830-7700
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230,425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
SIGNATURE

Item 8.01.	Other Events

As previously reported, on March 5, 2007, David Ryman, an alleged shareholder of Ablest Inc. (the “Company”), filed a lawsuit (David Ryman v. Ablest, Inc., et al., Case No. 07-CA-002645 (Circuit Court, Thirteenth Judicial Circuit, Tampa, Florida)) against the Company, certain Company directors and officers, and other parties, on behalf of a putative class of the Company’s “public shareholders.” The litigation related to the Company’s January 23, 2007 announcement that certain existing investors, including Charles H. Heist, III, the Company’s Chairman of the Board, Kurt R. Moore, the Company’s President and Chief Executive Officer, and two partnerships that own Company shares, had presented the Company with a proposal to acquire all of the Company’s publicly held common stock. On April 17, 2007, following the Company’s April 4, 2007 announcement that the Company had entered into a definitive agreement to be acquired by a third party on other terms, the plaintiff voluntarily dismissed the lawsuit, without prejudice.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABLEST INC.
April 27, 2007	By:	/s/ John Horan
John Horan
Chief Financial Officer

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